UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

December 20, 2022

electroCore, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38538	20-3454976
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Forge Way, Suite 205

Rockaway, NJ 07866

(Address of principal executive offices and zip code)

(973) 290-0097

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	ECOR	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 20, 2022, electroCore, Inc. (the “Company”), received a determination letter (the “Letter”) from the staff (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company’s common stock, par value $0.001 per share (the “Common Stock”), has not achieved a minimum bid price of $1.00 per share for a minimum of 10 consecutive trading days, as required for continuing listing of the Common Stock on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”).

The Company intends to timely request an appeal hearing before a Nasdaq Hearings Panel (the “Panel”). While the appeal process is pending, the potential suspension of trading of the Common Stock by Nasdaq will be stayed, a Form 25-NSE will not be filed with the Securities and Exchange Commission (the “SEC”), and the Common Stock will continue to trade on the Nasdaq Capital Market until the hearing process concludes and the Panel issues a written decision. The Company expects to be asked to furnish the Panel with a plan to regain compliance. As part of such plan, the Company is prepared to pursue stockholder authorization of a reverse stock split and make other commitments as necessary to regain compliance with the Bid Price Rule in order to avoid delisting of the Common Stock from the Nasdaq Capital Market.

Pursuant to the Letter, if the Company does not timely request a hearing by 4:00 p.m. Eastern Time on December 27, 2022, the Common Stock will be delisted from the Nasdaq Capital Market, trading of the Common Stock will be suspended at the opening of business on December 29, 2022, and a Form 25-NSE will be filed with the SEC, which will remove the Common Stock from listing and registration on Nasdaq.

There can be no assurance that the Panel will grant the Company’s request for a suspension of delisting or continued listing on the Nasdaq Capital Market. If the Common Stock ceases to be listed for trading on the Nasdaq Capital Market, the Company expects the Common Stock would be traded on one of the marketplaces of the OTC Markets Group.

On December 23, 2022, the Company filed a definitive proxy statement on Schedule 14A with the SEC relating to a special meeting (the “Special Meeting”) of stockholders of the Company currently scheduled to be held on February 13, 2023, at which the stockholders will consider and vote on a proposal to authorize the Board, in its discretion, to effect a reverse stock split of the Common Stock (the “Reverse Stock Split Proposal”). The reverse stock split will not be effective unless and until the stockholders approve the Reverse Stock Split Proposal, and unless and until an amendment to the Company’s certificate of incorporation, as amended, to effect the reverse stock split is filed with the Secretary of State of the State of Delaware. There can be no assurance that the Company will not be delisted from Nasdaq before or after the stockholders have the opportunity at the Special Meeting to approve the Reverse Stock Split Proposal.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “opportunity” and “should,” among others. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. The Company does not undertake an obligation to update or revise any forward-looking statements. Investors should read the risk factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and its other periodic reports filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

electroCore, Inc.

December 23, 2022	/s/ Brian Posner
Brian Posner
Chief Financial Officer

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